                                                                      Exhibit 99

                          Form 4 Joint Filer Statement
Name:                                     Neil A. McMurry

Address                                   1701 E. East Street
                                          Casper, WY 82601

Designated Filer                          Jona, Inc.

Issuer and Ticker Symbol:                 Webb Interactive Services, Inc. (WEBB)

Date of Event Requiring Statement:        December 15, 2003

Signature:                                /s/ Neil A. McMurry
                                          ---------------------------------
                                          Neil A. McMurry